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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 11, 2001



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)



                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812 not applicable
          (Former name or former address, if changed since last report)


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SPARTA SURGICAL CORPORATION

Form 8-K


ITEM 5 - OTHER EVENTS
---------------------

Our current operations continue to be cash flow negative, further straining our working capital resources. In order to continue our current level of operations, it will be necessary for us to obtain additional working capital from either debt or equity sources. If we are unable to obtain additional working capital, it may be necessary for us to restructure our operation to reduce our ongoing expenditures. The failure to finalize additional financing and other factors, could have a material adverse effect on our business, operating results and financial condition.

On November 29, 2001, in an effort to provide some assistance with our continued negative cash flow position and to further improve our overall financial condition, including reducing the amount owed by us under our Senior Secured Note to Thomas F. Reiner and his Assignee Elizabeth M. Reiner under the $800,000 Secured Working Capital Credit Facility (the "Reiner Facility)", Thomas F. Reiner, our Chairman, President and CEO at his sole option agreed to reimburse us for approximately $141,000 of salary paid to him during 2001 under his Employment Agreement. Mr. Reiner also returned approximately $61,550 consisting of interest paid to him and cancellation of accrued interests and other related expenses due him under the Reiner Facility which has been provided to us since May 23, 1997. Mr. Reiner also agreed to reduce his annual salary to $60,000 per annum and to defer future salary payments until further notice. On November 30, 2001, Mr. Reiner agreed to cancel approximately 1,100,000 stock options granted to him in order to reduce possible dilution of shares.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SPARTA SURGICAL CORPORATION
Date: December 12, 2001
                                         By  /s/     Thomas F. Reiner
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                                         Thomas F. Reiner,
                                         Chairman of the Board,
                                         President and Chief Executive Officer